SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 HUB GROUP, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 HUB GROUP, INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)     Title of each class of securities to which transaction applies:

         2)     Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it is determined):

         4)     Proposed maximum aggregate value of transaction:

         5)     Total fee paid:

[ ]      Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)     Amount Previously Paid:

         2)     Form, Schedule or Registration Statement No.:

         3)     Filing Party:

         4)     Date Filed:

                                                                April 12, 2002


Dear Stockholder:

         You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Hub Group, Inc. This meeting will be held in the Maple Room at the DoubleTree Guest Suites, 2111 Butterfield Road, Downers Grove, Illinois at 10:00 a.m. Chicago time on Tuesday, May 21, 2002.

         The attached Notice of 2002 Annual Meeting of Stockholders and Proxy Statement describe the matters to be acted upon. The Annual Report to Stockholders on Form 10-K is also enclosed.

         We hope you will be able to attend the meeting. However, even if you anticipate attending in person, we urge you to mark, sign, date, and return the enclosed proxy card to ensure that your shares will be represented. If you attend, you will, of course, be entitled to vote in person.

                                   Sincerely,




                                   PHILLIP C. YEAGER
                                   Chairman

                                 HUB GROUP, INC.

                  NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Hub Group, Inc.:

         The Annual Meeting of Stockholders of Hub Group, Inc., a Delaware corporation (the "Company"), will be held in the Maple Room at the DoubleTree Guest Suites, 2111 Butterfield Road, Downers Grove, Illinois on Tuesday, May 21, 2002, at 10:00 a.m., Chicago time, for the following purposes:

(1) To elect six directors of the Company to hold office until the next annual meeting of stockholders;

(2)      To approve the Hub Group, Inc. 2002 Long-Term Incentive Plan; and

(3) To transact such other business as may properly be presented at the Annual Meeting or any adjournment thereof.

         A proxy statement with respect to the Annual Meeting accompanies and forms a part of this Notice. The Company's Annual Report to Stockholders on Form 10-K also accompanies this Notice.

         The Board of Directors has fixed the close of business on March 29, 2002, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.


                                   By order of the Board of Directors,





                                   DAVID C. ZEILSTRA
                                   Vice President, Secretary and General Counsel



Lombard, Illinois
April 12, 2002




                             YOUR VOTE IS IMPORTANT

                PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND
               RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER
                 OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING.

                                 HUB GROUP, INC.
                       377 E. BUTTERFIELD ROAD, SUITE 700
                             LOMBARD, ILLINOIS 60148

                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Hub Group, Inc., a Delaware corporation ("Hub Group" or the "Company"), of proxies for use at the 2002 Annual Meeting of Stockholders of the Company to be held on Tuesday, May 21, 2002, and any adjournment thereof (the "Annual Meeting"). This Proxy Statement and accompanying form of proxy are first being sent to stockholders on or about April 12, 2002.

         The Company's Class A common stock, $.01 par value (the "Class A Common Stock"), and the Class B common stock, $.01 par value (the "Class B Common Stock," together with the Class A Common Stock, the "Common Stock"), are the only issued and outstanding classes of stock. Only stockholders of record at the close of business on March 29, 2002 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 7,046,250 shares of Class A Common Stock (each a "Class A Share") and 662,296 shares of Class B Common Stock (each a "Class B Share," and collectively with the Class A Shares, the "Shares") outstanding and entitled to vote.

                          VOTING RIGHTS AND PROCEDURES

         Shares represented by an effective proxy given by a stockholder will be voted as directed by the stockholder. If a properly signed proxy form is returned to the Company and one or more proposals are not marked, it will be voted in accordance with the recommendation of the Board of Directors on all such proposals. A stockholder giving a proxy may revoke it at any time prior to the voting of the proxy by giving written notice to the Secretary of the Company, by executing a later dated proxy or by attending the Annual Meeting and voting in person.

         Each Class A Share is entitled to one (1) vote and each Class B Share is entitled to twenty (20) votes. The holders of Shares having a majority of the votes which could be cast by the holders of all Shares, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority as to certain Shares to vote on a particular matter, those Shares will be considered as present and entitled to vote for purposes of determining the presence of a quorum. The Yeager family members own all 662,296 shares of Class B Common Stock and 741,800 shares of Class A Common Stock. Consequently, the Yeager family controls approximately 69% of the voting power of the Company on all matters presented for stockholder action. The Yeager family members are parties to a stockholders' agreement, pursuant to which they have agreed to vote all of their shares of Class B Common Stock in accordance with the vote of the holders of a majority of such shares.

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and such election inspectors will determine whether or not a quorum is present.

         The Board of Directors knows of no matters to be presented at the Annual Meeting other than those set forth in the Notice of 2002 Annual Meeting of Stockholders enclosed herewith. However, if any other matters do come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion. Any such other matter will require for its approval the affirmative vote of the holders of Shares having a majority of the votes present in person or represented by proxy at the Annual Meeting, provided a quorum is present, or such greater vote as may be required under the Company's Certificate of Incorporation, the Company's By-laws or applicable law. A list of stockholders as of the record date will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting at the Company's offices in Lombard.


                              ELECTION OF DIRECTORS

         The number of directors of the Company, as determined by the Board of Directors under Article III of the Company's By-laws, is currently six. Each director holds office until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

         The nominees for whom the enclosed proxy is intended to be voted are set forth below. Each nominee for election as director currently serves as a director of the Company. It is not contemplated that any of these nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the proxyholder for such person or persons as may be designated by the Board of Directors unless the stockholder has directed otherwise.

         Directors are elected by a plurality of the votes cast at the Annual Meeting, provided a quorum is present. The outcome of the election is not affected by abstentions or the withholding of authority to vote in the election, or by broker non-votes. Stockholders are not allowed to cumulate their votes in the election of directors.

         If a stockholder desires to nominate persons for election as directors at the next Annual Meeting of Stockholders written notice of such stockholder's intent to make such a nomination must be given and received by the Secretary of the Company at the principal executive offices of the Company either by personal delivery or by United States mail no earlier than February 20, 2003 nor later than March 22, 2003. Each notice must describe the nomination in sufficient detail for the nomination to be summarized on the agenda for the meeting and must set forth: (i) the name and address, as it appears on the books of the Company, of the stockholder making the nomination, (ii) a representation that the stockholder is a holder of record of stock in the Company entitled to vote at the annual meeting of stockholders and intends to appear in person or by proxy at the meeting to present the nomination, (iii) a statement of the class and number of shares beneficially owned by the stockholder, (iv) the name and address of any person to be nominated, (v) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (vi) such other information regarding such nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the "Commission"), and (vii) the consent of such nominee to serve as a director of the Company if elected. The presiding officer of the annual meeting of stockholders will, if the facts warrant, refuse to acknowledge a nomination not made in compliance with the foregoing procedure, and any such nomination not properly brought before the meeting will not be considered.

                       NOMINEES FOR ELECTION AS DIRECTORS

                                 BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS
NAME                    AGE                   AND OTHER INFORMATION

  Phillip C. Yeager    74      Phillip C. Yeager has been Chairman of the Board
                               since October 1985.  From April 1971 to October
                               1985, Mr. Yeager served as President of Hub City
                               Terminals, Inc. ("Hub Chicago"). Mr. Yeager became involved in intermodal transportation in 1959, five years after the introduction of intermodal transportation in the United States, as an employee of the Pennsylvania and Pennsylvania Central Railroads. He spent 19 years with the Pennsylvania and Pennsylvania Central
                               Railroads, 12 of which involved intermodal transportation. In 1991, Mr. Yeager was named the Man of the Year by the Intermodal Transportation
                               Association. In 1995, he received the Salzburg
                               Practitioners Award from Syracuse University in recognition of his lifetime achievements in the transportation industry. In October 1996,
                               Mr. Yeager was inducted into the Chicago Area
                               Entrepreneurship Hall of Fame sponsored by the University of Illinois at Chicago. In March
                               1997, he received the Presidential Medal from Dowling College for his achievements in transportation services. In September 1998 he received the Silver Kingpin award from the Intermodal Association of North America and in
                               February 1999 he was named Transportation Person of the Year by the New York Traffic Club.
                               Mr. Yeager graduated from the University of Cincinnati in 1951 with a Bachelor of Arts degree in Economics. Mr. Yeager is the father of David P. Yeager, Vice Chairman and Chief
                               Executive Officer and Mark A. Yeager,
                               President - Field Operations.

  David P. Yeager      49      David P. Yeager has served as the Company's Vice
                               Chairman of the Board since January 1992 and as Chief Executive Officer of the Company since
                               March 1995. From October 1985 through December
                               1991, Mr. Yeager was President of Hub Chicago.
                               From 1983 to October 1985, he served as Vice
                               President, Marketing of Hub Chicago. Mr. Yeager founded the St. Louis Hub in 1980 and served as its President from 1980 to 1983. Mr. Yeager founded the Pittsburgh Hub in 1975 and served as its President from 1975 to 1977. Mr. Yeager received a Masters in Business Administration degree from the University of Chicago in 1987 and a Bachelor of Arts degree from the University of Dayton in 1975. Mr. Yeager is the son of Phillip C. Yeager and the brother of Mark A. Yeager.

  Thomas L. Hardin     56      Thomas L. Hardin has served as the Company's
                               President since October 1985 and has served as Chief Operating Officer and a director of the Company since March 1995. From January 1980 to
                               September 1985, Mr. Hardin was Vice
                               President-Operations and from June 1972 to December 1979, he was General Manager of the Company. Prior to joining the Company, Mr. Hardin worked for the Missouri Pacific Railroad where he held various marketing and pricing positions.
                               Mr. Hardin is the former Chairman of the Intermodal Association of North America.

  Gary D. Eppen        65      Gary D. Eppen has served as a director of the
                               Company since February 1996.  Currently retired,
                               Mr. Eppen is formerly the Ralph and Dorothy
                               Keller Distinguished Service Professor of
                               Operations Management and Deputy Dean for part-time programs in the Graduate School of Business at The University of Chicago. He received a Ph.D. in Operations Research from Cornell University in 1964, a Master of Science in Industrial Engineering from the University of Minnesota in 1960, a Bachelor of Science from the University of Minnesota in 1959 and an Associate in Arts degree in Pre-Engineering from Austin
                               Junior College in 1956. Mr. Eppen also serves as a director of Landauer, Inc.

  Charles R. Reaves    63      Charles R. Reaves has served as a director of the
                               Company since February 1996.  Since 1994, Mr.
                               Reaves has been President and Chief Executive
                               Officer of Reaves Enterprises, Inc., a real estate development company. From April 1962 until November 1994, Mr. Reaves worked for Sears
                               Roebuck & Company in various positions, most recently as President and Chief Executive Officer of Sears Logistics Services, Inc., a transportation, distribution and home delivery subsidiary of Sears Roebuck & Company.
                               Mr. Reaves received a Bachelor of Science degree in Business Administration from Arkansas State
                               University in 1961.

  Martin P. Slark      47      Martin P. Slark has served as a director of the
                               Company since February 1996. Since 1976,
                               Mr. Slark has been employed by Molex Incorporated
                               ("Molex"), a manufacturer of electronic, electrical and fiber optic interconnection products and systems. Having worked for Molex in Europe, the United States and Asia, Mr. Slark is presently a Director and President and Chief
                               Operating Officer of Molex. Mr. Slark is a fellow of the British Institute of Management and received a Masters in Business Administration degree from the London Business School in 1993, a Post-Graduate Diploma in Management Studies from Portmouth University and a Bachelors of Science degree in Engineering from Reading
                               University in 1977.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE.

                      MEETINGS AND COMMITTEES OF THE BOARD

         The Board of Directors has both an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee. During the fiscal year ended December 31, 2001, the full Board of Directors met four times, the Audit Committee met twice and the Compensation Committee met twice. During 2001, all directors attended at least 75% of the meetings of the Board of Directors and the committees thereof on which they served.

         The duties of the Audit Committee are to oversee the Company's internal control structure; review the Company's financial statements and other financial information to be included in the Company's 10-K and annual report to stockholders; select the independent auditors for the Company and its subsidiaries; and review the Company's annual audit plan. The members of the Audit Committee are Messrs. Eppen, Reaves and Slark.

         The duties of the Compensation Committee are to determine the compensation of the Company's Chief Executive Officer and to make recommendations to the Board of Directors concerning the salaries of the Company's other officers; to exercise the authority of the Board of Directors concerning the Company's 1996 Long-Term Incentive Plan, 1997 Long-Term Incentive Plan and 1999 Long-Term Incentive Plan; and to advise the Board of Directors on other compensation and benefit matters. The members of the Compensation Committee are Messrs. Eppen, Reaves and Slark.

                  OWNERSHIP OF THE CAPITAL STOCK OF THE COMPANY

         The following table sets forth information with respect to the number of shares of Class A Common Stock and Class B Common Stock beneficially owned by
(i) each director of the Company, (ii) the executive officers of the Company named in the table under "Compensation of Directors and Executive Officers--Summary Compensation Table," (iii) all directors and executive officers of the Company as a group, and (iv) based on information available to the Company and a review of statements filed with the Commission pursuant to
Section 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each person that owns beneficially (directly or together with affiliates) more than 5% of the Class A Common Stock or Class B Common Stock, in each case as of March 30, 2002, except as otherwise noted. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of the Class A Common Stock or Class B Common Stock indicated as beneficially owned by them, except as otherwise noted.


                                                                                NUMBER (1)
                                                                        --------------------------
                               NAME                                       CLASS A         CLASS B     PERCENTAGE(2)
------------------------------------------------------------------      ----------       ---------    -------------
Phillip C. Yeager(3)(4)...........................................         135,825         662,296        10.3%
David P. Yeager(3)(5).............................................         317,975         662,296        12.7%
Thomas L. Hardin(6)...............................................          59,000              --          *
Donald G. Maltby(7)...............................................          10,000              --          *
Richard M. Rogan(8)..............................................           21,000              --          *
Mark A. Yeager(3)(9)..............................................         337,175         662,296        12.9%
Gary D. Eppen(10).................................................          21,000              --          *
Charles R. Reaves(10).............................................          20,000              --          *
Martin P. Slark(11)...............................................          20,000              --          *
All directors and executive officers as a group (12 persons)(12) .         987,236         662,296        20.7%
Debra A. Jensen(3)(13)............................................          71,825         662,296         9.5%
T. Rowe Price Associates, Inc.(14)................................         703,000              --         9.1%
Tweedy, Browne Company LLC(15)....................................         718,844              --         9.3%
Dimensional Fund Advisors, Inc.(16)...............................         472,000              --         6.1%
Capital Group International, Inc./ Capital Guardian Trust
  Company(17).....................................................         700,300              --         9.1%
Liberty Wanger Asset Management, L.P./ WAM Acquisition,
  GP, Inc./Liberty Acorn Trust(18)................................       1,403,300              --        18.2%
Select Equity Group, Inc./George S. Loening(19)...................         461,496              --         6.0%

---------------------------

* Represents less than 1% of the outstanding shares of Common Stock.

(1) Calculated pursuant to Rule 13d-3(d) under the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights, or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(2) Represents percentage of total number of outstanding shares of Class A Common Stock and Class B Common Stock.

(3) The Yeager family members are parties to a stockholders' agreement (the "Yeager Family Stockholder Agreement"), pursuant to which they have agreed to vote all of their shares of Class B Common Stock in accordance with the vote of the holders of a majority of such shares. Except as provided in footnotes 5 and 9, each of the Yeager family members disclaims beneficial ownership of the shares of Class B Common Stock held by the other Yeager family members. The Class B Common Stock represents approximately 65% of the total votes allocable to the Common Stock. Members of the Yeager family own all of the Class B Common Stock.

(4) Includes 563,934 shares of Class B Common Stock as to which Phillip C. Yeager may be deemed to have shared voting discretion pursuant to the Yeager Family Stockholder Agreement. See Note 3. Also includes 54,000 shares of Class A Common Stock issuable upon exercise of options.

(5) Includes 46,794 shares of Class B Common Stock owned by the Laura C. Yeager 1994 GST Trust, 46,794 shares of Class B Common Stock owned by the Matthew D. Yeager 1994 GST Trust and 46,794 shares of Class B Common Stock owned by the Phillip D. Yeager 1994 GST Trust, for which David P. Yeager serves as sole trustee and has sole investment and voting discretion and 419,127 shares of Class B Common Stock as to which David P. Yeager may be deemed to have shared voting discretion pursuant to the Yeager Family Stockholder Agreement. See Note 3. Also includes 39,000 shares of Class A Common Stock issuable upon exercise of options.

(6) Includes 39,000 shares of Class A Common Stock issuable upon exercise of options.

(7) Includes 10,000 shares of Class A Common Stock issuable upon exercise of options.

(8) Includes 21,000 shares of Class A Common Stock issuable upon exercise of options.

(9) Includes 43,758 shares of Class A Common Stock and 36,794 shares of Class B Common Stock owned by the Alexander B. Yeager 1994 GST Trust and 43,758 shares of Class A Common Stock and 36,794 shares of Class B Common Stock owned by the Samantha N. Yeager 1994 GST Trust, for which Mark A. Yeager serves as sole trustee and has sole investment and voting discretion and 501,914 shares of Class B Common Stock as to which Mark A. Yeager may be deemed to have shared voting discretion pursuant to the Yeager Family Stockholder Agreement. See Note 3. Also includes 28,000 shares of Class A Common Stock issuable upon exercise of options.

(10) Includes 20,000 shares of Class A Common Stock issuable upon exercise of options.

(11) Includes 16,000 shares of Class A Common Stock issuable upon exercise of options.

(12) Includes 277,000 shares of Class A Common Stock issuable upon exercise of options.

(13)     Includes 25,000 shares of Class B Common Stock owned by the Elizabeth
         A. Jensen 1994 GST Trust and 25,000 shares of Class B Common Stock owned by the Patrick R. Jensen 1994 GST Trust and 501,913 shares of Class B Common Stock as to which Debra Jensen may be deemed to have shared voting discretion pursuant to the Yeager Family Stockholder Agreement. See Note 3. Debra Jensen is the daughter of Phillip C. Yeager.

(14) T. Rowe Price Associates, Inc. ("Price") filed a Schedule 13G with the Commission indicating beneficial ownership of shares of Class A Common Stock. According to the Schedule 13G, Price has sole dispositive power with respect to all 703,000 shares of Class A Common Stock beneficially owned and sole voting power with respect to 309,500 shares of Class A Common Stock beneficially owned. These securities are owned by various individual and institutional investors which Price serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the Exchange Act, Price is deemed the beneficial owner of such securities; however, Price expressly disclaims that it is, in fact, the beneficial owner of such securities. The number of shares beneficially owned by Price is indicated as of February 14, 2002. The address of Price is 100 E. Pratt Street, Baltimore, MD 21202.

(15) Tweedy, Browne Company LLC ("TBC") filed a Schedule 13G with the Commission indicating beneficial ownership of shares of Class A Common Stock. According to the Schedule 13G, TBC has sole dispositive power with respect to all 718,844 shares of Class A Common Stock beneficially owned and sole voting power with respect to 717,244 shares of Class A Common Stock beneficially owned. The number of shares beneficially owned by TBC is indicated as of January 28, 2002. The address of TBC is 350 Park Avenue, New York, NY 10022.

(16) Dimensional Fund Advisors, Inc. ("Dimensional") filed a Schedule 13G with the Commission indicating beneficial ownership of shares of Class A Common Stock. According to the Schedule 13G, Dimensional has sole dispositive power and sole voting power with respect to all 472,000 shares of Class A Common Stock beneficially owned. The number of shares beneficially owned by Dimensional is indicated as of January 30, 2002. The address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(17) Capital Group International, Inc. and Capital Guardian Trust Company (collectively, "Capital") filed a Schedule 13G with the Commission indicating beneficial ownership of shares of Class A Common Stock. Capital has sole dispositive power with respect to all 700,300 shares of Class A Common Stock beneficially owned and sole voting power with respect to 625,290 shares of Class A Common Stock beneficially owned. The number of shares beneficially owned by Capital is indicated as of February 11, 2002. The address of Capital is 11100 Santa Monica Boulevard, Los Angeles, CA 90025.

(18) Liberty Wanger Asset Management, L.P., WAM Acquisition GP, Inc. (collectively "Wanger") and Liberty Acorn Trust ("Acorn") filed a
         Schedule 13G with the Commission indicating beneficial ownership of shares of Class A Common Stock. According to the Schedule 13G, Wanger has shared dispositive power and shared voting power with respect to all 1,403,300 shares of Class A Common Stock beneficially owned. Acorn has shared dispositive power with respect to 1,105,000 shares of Class A Common Stock beneficially owned and has shared voting power with respect to 1,105,000 shares of Class A Common Stock beneficially owned. The number of shares beneficially owned by Wanger and Acorn are indicated as of February 14, 2002. The address of Wanger and Acorn is 227 West Monroe Street, Suite 3000, Chicago, IL 60606.

(19) Select Equity Group, Inc. and George S. Loening (collective "Select Equity") filed a Schedule 13G with the Commission indicating beneficial ownership of shares of Class A Common Stock. According to the Schedule 13G, Select Equity has solve voting power and sole dispositive power with respect to all 461,496 shares of Class A Common Stock beneficially owned. The number of shares beneficially owned by Select Equity are indicated as of February 14, 2002. The address of Select Equity is 380 Lafayette Street, 6th Floor, New York, NY, 10003.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten-percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the Company's 2001 fiscal year all applicable
Section 16(a) filing requirements were complied with by the officers, directors, and greater than ten-percent beneficial owners except that Mr. Maltby was late in filing one transaction on one Form 4.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS


SUMMARY COMPENSATION TABLE

         The following table sets forth a summary of the annual, long-term and other compensation for services rendered to the Company for the fiscal years ended December 31, 1999, December 31, 2000 and December 31, 2001 paid or awarded to those persons who were, at December 31, 2001: (i) the Company's chief executive officer, and (ii) the Company's four most highly compensated executive officers other than the chief executive officer (collectively, together with the Company's chief executive officer, the "Named Executive Officers").


                                                                                         LONG-TERM
                                              ANNUAL COMPENSATION                       COMPENSATION
                               -------------------------------------------------        ------------

                                                                    OTHER ANNUAL          OPTIONS/         ALL OTHER
         NAME AND                         SALARY         BONUS      COMPENSATION            SARS          COMPENSATION
   PRINCIPAL POSITION          YEAR         ($)           ($)            ($)                (#)                ($)
-------------------------      ----       -------       -------     ------------        -----------       ------------
David P. Yeager                2001       539,123          --        13,726(1)                --             5,184(2)
Vice Chairman and              2000       463,068          --         9,266(1)                --             5,322(2)
Chief Executive Officer        1999       364,000       500,000       3,438(1)                --             5,035(2)

Thomas L. Hardin               2001       316,418       100,000      22,939(1)                --             5,184(2)
President and                  2000       301,350       170,625      17,747(1)                --             5,322(2)
Chief Operating Officer        1999       287,000       325,000       6,982(1)                --             5,035(2)

Mark A. Yeager                 2001       242,550       100,000      11,355(1)                --             5,184(2)
President-Field Operations     2000       231,000       126,000       8,428(1)                --             5,322(2)
                               1999       208,500       210,000       2,805(1)              7,500            5,035(2)

Donald G. Maltby               2001       262,500        75,000       1,240(1)                --             5,184(2)
President - Hub Online         2000       224,303       263,412         520(1)             19,000            5,322(2)
                               1999       145,572       292,843          --                 6,000            5,035(2)

Richard M. Rogan               2001       242,500        60,000       2,044(1)                --             5,184(2)
Executive Vice President       2000       231,000        85,200         989(1)                --             5,322(2)
Marketing                      1999       215,000       200,000          --                 5,000            5,035(2)

------------------

(1)      Represents above market earnings on deferred compensation.

(2) Represents the Company's matching contribution to the Company's Section 401(k) deferred compensation plan of $5,100 in 2001, $5,200 in 2000 and $4,900 in 1999, and represents the value of insurance premiums paid by the Company with respect to term life insurance for the benefit of each Named Executive Officer equal to $84 during 2001, $122 during 2000 and $135 during 1999.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

        The following table provides information concerning options exercised by the Named Executive Officers during the fiscal year ended December 31, 2001, and the value at December 31, 2001, of unexercised options.


                                                                     NUMBER OF SHARES OF
                                                                     CLASS A COMMON STOCK        VALUE ($) OF
                                                                    UNDERLYING UNEXERCISED    UNEXERCISED IN-THE-
                                        SHARES                            OPTIONS AT           MONEY OPTIONS AT
                                       ACQUIRED                       DECEMBER 31, 2001        DECEMBER 31, 2001
                                          ON                        ----------------------    -------------------
                                       EXERCISE       VALUE             EXERCISABLE/              EXERCISABLE/
               NAME                       (#)      REALIZED ($)         UNEXERCISABLE             UNEXERCISABLE
---------------------------------     ----------   ------------     ----------------------    -------------------


David P. Yeager..................          0            0               38,000/2,000                   0/0
Thomas L. Hardin.................          0            0               38,000/2,000                   0/0
Mark A. Yeager...................          0            0               28,000/4,500                   0/0
Donald G. Maltby.................          0            0               6,200/18,800                   0/0
Richard M. Rogan.................          0            0               20,000/5,000                   0/0


COMPENSATION OF DIRECTORS

        Directors who are not employees of the Company received $24,000 for serving as a director during 2001. Directors who are employees of the Company do not receive additional compensation for such services. Both employee and non-employee directors are reimbursed for their travel and other expenses incurred in connection with attending meetings of the Board of Directors or committees thereof. In addition, simultaneously with the closing of the initial public offering (the "Offering") of the Company, Messrs. Eppen, Reaves and Slark each received options to purchase 12,000 shares of Class A Common Stock exercisable at $14.00 per share. All of these options have now vested for each director. On December 10, 1999, Messrs. Eppen, Reaves and Slark each received additional options to purchase 12,000 shares of Class A Common Stock exercisable at $18.75 per share. These options vest ratably over a three-year period.

BOARD OF DIRECTORS COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee approves the policies under which compensation is paid or awarded to the Company's executive officers. The Compensation Committee consists of the three independent members of the Board.

        In October 1999, the Board of Directors commissioned a third party to conduct a study of the Company's compensation program. This study included a survey of compensation practices in the transportation industry using a broad sample of companies within the industry. This independent study was used as the benchmark to determine competitive compensation ranges for senior executives. The Compensation Committee implemented certain recommendations from the independent study and, using this study, determined the compensation structure for 2001. The Compensation Committee intends to have a third party periodically conduct an independent study of compensation practices in the transportation industry to update the Company's benchmark of competitive compensation ranges for senior executives.

        The 2001 Compensation structure approved by the Compensation Committee was based on the following philosophy:

COMPENSATION PHILOSOPHY

        The Company's compensation philosophy is designed to link executive performance to long-term stockholder value, connect pay with individual performance, maintain a compensation system that is competitive with the industry standards and attract and retain outstanding executives.

DESCRIPTION OF COMPENSATION PROGRAMS

        The Company's executive compensation program has three components--base salary, annual incentives, and long-term incentives. Base salary and annual incentives are primarily designed to reward current and past performance. Long-term incentives are primarily designed to provide strong incentives for long-term future Company growth.

        BASE SALARY To attract and retain qualified executives, base salary is determined using competitive criteria within the transportation industry. Salary increases are based on individual performance and, to a lesser extent, trends within the industry.

        ANNUAL INCENTIVE The Company's bonus plan recognizes and rewards executives for taking actions that build the value of the Company, generate competitive total returns for stockholders, and provide value-added solutions for the Company's customers. For most executive officers, bonus compensation is based on individual performance and Company performance. The component of the bonus based on individual performance is conditioned on the individual meeting certain pre-determined objectives and the component of the bonus based on Company performance is based on the Company meeting certain performance goals.

        LONG-TERM INCENTIVES The Company's Long-Term Incentive Program serves to reward executive performance that successfully executes the Company's long-term business strategy and builds stockholder value. The program allows for the awarding of options and stock appreciation rights, restricted stock and performance units. During fiscal year 2001, no non-qualified stock options were granted to the Company's executive officers.

SECTION 162(M) COMPENSATION COMMITTEE REPORT DISCLOSURE

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") limits the Company's deduction for compensation paid to the executive officers named in the Summary Compensation Table to $1 million unless certain requirements are met. The policy of the Committee with respect to section 162(m) is to establish and maintain a compensation program which will optimize the deductibility of compensation. In that regard, no executive officer received compensation in excess of $1 million during fiscal year 2001. The Committee, however, reserves the right to use its judgment, where merited by the Committee's need to respond to changing business conditions or by an executive officer's individual performance, to authorize compensation which may not, in a specific case, be fully deductible to the Company.

COMPENSATION ADMINISTRATION

        The Compensation Committee will follow an annual cycle to administer each of the three components of executive compensation. The independent study of competitive compensation practices within the transportation industry will continue to be used as the benchmark to determine competitive compensation ranges for senior executives. Individual performance and contribution to the achievement of strategic objectives will be considered in the determination of annual compensation for each executive. The integrity of the Company's compensation program relies on an annual performance evaluation process.

DISCUSSION OF CEO COMPENSATION

        Consistent with the Company's compensation philosophy, the Compensation Committee approved Mr. David P. Yeager's total compensation during fiscal year 2001. Mr. Yeager's base salary was based on overall performance of the Company, on relative levels of compensation for CEOs within the benchmark companies in the transportation industry and on individual performance related to strategic objectives. Mr. Yeager's incentive compensation was based on achievement of goals relating to the Company's earnings per share target.

        For 2001, the Compensation Committee decided to increase Mr. Yeager's salary and reduce his bonus potential to reflect market practices. In 1999, Mr. Yeager was paid $864,000, with $364,000 in the form of salary and $500,000 in the form of bonus. For 2000, the Compensation Committee approved a package allowing Mr.Yeager to earn $907,200, or five percent more than 1999, with

$463,068 in the form of salary and $444,132 in the form of bonus if the Company met its goals for the year. For 2001, the Compensation Committee approved a package allowing Mr. Yeager to earn $952,561, or five percent more than 2000, with $539,123 in the form of salary and $413,438 in the form of bonus if the Company met its goals for the year.

        Mr. Yeager was paid his salary of $539,123 during 2001 but received no bonus because the Company did not meet its earnings per share goal.


                                    COMPENSATION COMMITTEE,


                                    Gary D. Eppen
                                    Charles R. Reaves
                                    Martin P. Slark

AUDIT COMMITTEE REPORT

        Each member of the Audit Committee is independent of the Company and its management, as required of audit committee members by the National Association of Securities Dealers listing standards. In June 2000, the Audit Committee adopted and the Board approved a written charter. The charter specifies the scope of the Audit Committee's responsibilities and how it carriers out those responsibilities.

        The Audit Committee has reviewed and discussed the Company's quarterly and annual audited financial statements with management and with Arthur Andersen LLP, the Company's independent public accountants. The Company has also discussed with Arthur Andersen LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has also received from Arthur Andersen LLP the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, by the Independence Standards Board, regarding their independence. The Audit Committee has discussed with Arthur Andersen LLP their independence and considered whether the provision of non-audit services referred to under "Independent Public Accountants" on page 19 is compatible with maintaining their independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the December 31, 2001 audited financial statements be included in the Company's Annual Report on Form 10-K for 2001.

                                    AUDIT COMMITTEE

                                    Gary D. Eppen
                                    Charles R. Reaves
                                    Martin P. Slark

PERFORMANCE GRAPH

        The following line graph compares the Company's cumulative total stockholder return on its Class A Common Stock since March 13, 1996, the date that the Class A Common Stock began trading, with the cumulative total return of the Nasdaq Stock Market Index and the Nasdaq Trucking and Transportation Index. These comparisons assume the investment of $100 on March 13,1996 in each index and in the Company's Class A Common Stock and the reinvestment of dividends.


                      COMPARISON OF CUMULATIVE TOTAL RETURN

                              [GRAPH APPEARS HERE]

                              3/13/96    12/31/96    12/31/97    12/31/98    12/31/99    12/31/00    12/31/01
                              -------    --------    --------    --------    --------    --------    --------

Hub Group, Inc.                 100         191         212         138         142          64          75
Nasdaq Stock Market             100         119         146         206         382         230         182
Nasdaq Trucking & Transp.       100         103         132         119         114         103         122

                    APPROVAL OF 2002 LONG-TERM INCENTIVE PLAN


         A proposal will be presented at the Annual Meeting to approve the Hub Group, Inc. 2002 Long-Term Incentive Plan (the "Plan"). The Plan was adopted by the Board of Directors of Hub Group effective as of April 4, 2002, subject to shareholder approval.

GENERAL DESCRIPTION

         The purpose of the Plan is to (a) attract and retain key executive and managerial employees; (b) attract and retain the services of experienced and knowledgeable directors; (c) motivate participating employees by means of appropriate incentives to achieve long-range goals; (d) provide incentive compensation opportunities that are competitive with those of other corporations; and (e) further identify participants' interests with those of the Company's other shareholders through compensation that is based on the price appreciation of common stock of the Company, and thereby promote the long-term financial interest of the Company, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

         A committee (the "Committee") comprised of members of the Board of Directors, and selected by the Board of Directors, administers the Plan. Currently, the Compensation Committee of the Board of Directors serves as the "Committee". The Committee determines, from time to time, from among the employees who are key executives or managerial employees of Hub Group and its related companies (as defined in the Plan) those employees who will receive awards under the Plan and thereby become participants in the Plan. The Committee may grant to employees non-qualified stock and incentive stock options, stock appreciation rights ("SARs"), restricted stock and performance units, subject to the terms and conditions established by the Committee. In addition each Director (other than a Director who has already received an automatic award under the Plan or a prior plan) who is not an employee of Hub Group or a related company (an "Eligible Director") shall receive an automatic award of 12,000 non-qualified stock options under the Plan and thereby become a participant in the Plan. Eligible Directors who have been granted an automatic award under a prior plan which was outstanding on April 4, 2002, will receive an automatic grant of 12,000 non-qualified stock options under the Plan as of the date the prior award vests (provided the Eligible Director's service has not terminated at that time). In addition to the automatic award of stock options, the Board of Directors, after recommendation of directors who are not Eligible Directors, may determine from among the Eligible Directors those Eligible Directors who will receive awards of non-qualified stock options under the Plan, subject to the terms and conditions established by the Board of Directors, and thereby become participants in the Plan. Except for automatic and discretionary stock option grants, an Eligible Director is not eligible to receive any other awards under the Plan while he is an Eligible Director.

         The number of shares of Hub Group common stock which may be issued or granted under the Plan with respect to all participants shall not exceed 600,000 shares in the aggregate. Any shares of Hub Group common stock covered by an award that expires, is forfeited or is terminated for any reason without issuance of the shares may again become subject to awards under the Plan. In addition, the number of shares of Hub Group common stock that may be issued or granted under the Plan is subject to equitable adjustment in the event of a reorganization, recapitalization, stock dividend, stock split, or other capital readjustment of Hub Group common stock, and is subject to the ability to award again shares that were subject to an award but were not delivered.

         The number of shares of Hub Group common stock which may be issued under the Plan with respect to options and stock appreciation rights awarded to any one participant during any one fiscal year of the Company may not exceed 50,000. The number of shares of Hub Group common stock which may be issued under the Plan with respect to awards, other than options and SARs, which are intended to be "performance based compensation" (as that term is used in section 162(m) of the Code) granted to any one participant during any one fiscal year of the Company may not exceed 50,000. If such awards are denominated in cash value, no more than $500,000 may be subject to such awards granted to any one participant during any one fiscal year of the Company. The Hub Group common stock with respect to which awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. At the discretion of the Committee, an award under the Plan may be settled through cash payments, the delivery of Hub Group common stock, the granting of replacement awards, or any combination of the foregoing.

         The Plan is unlimited in duration, and in the event of Plan termination, will remain in effect as long as any awards under it are outstanding; provided, however, that no new award shall be made under the Plan on a date that is more than ten years from the date that the Plan is adopted. The Plan may be amended or terminated at any time by the Board of Directors, without the consent of shareholders; provided, however, that no such amendment or termination may adversely affect the rights of any participant or beneficiary under any award made under the Plan prior to the date such amendment is adopted by the Board of Directors.

         The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended.

         Awards under the Plan are not transferable except as designated by the participant by will or by the laws of descent and distribution; provided that once the participant is in receipt of the common stock under an award and all restrictions on the award have lapsed, then the common stock awarded is transferable. Notwithstanding the foregoing, the Committee may permit awards to be transferred to or for the benefit of the participant's family, subject to such limits as the Committee may establish.

         Termination provisions in the event of death or termination of employment shall be in accordance with the restrictions and conditions contained in the individual awards; provided, however, that if a participant's termination of employment (or termination of service, in the case of an Eligible Director) occurs on account of retirement, death or disability, awards may expire no later than the one year anniversary of the termination and if the participants termination of employment (or termination of service in the case of an Eligible Director) occurs for other reasons, awards may expire no later than 60 days after such termination. With respect to automatic options awarded to Eligible Directors, a participant who ceases to be a Director (and does not become an employee of Hub Group or a related company) will have three months from the date he ceases to be a Director to exercise any vested options, unless he ceases to be a Director by reason of his death, disability or retirement, in which case he (or his estate) will have twelve months to exercise any options.

         The employees of the Company and related companies are eligible to become participants in the Plan. As of February 28, 2002, there were approximately 1540 employees of the Company and related companies. As of the date of this Proxy Statement no options have been granted under the Plan, however, the Company may grant options prior to the Annual Meeting.

STOCK OPTIONS AWARDED TO PARTICIPANTS WHO ARE EMPLOYEES

         The Committee may determine the type and terms of stock options granted pursuant to the Plan to participants who are employees, provided that such options are either non-qualified stock options or incentive stock options (within the meaning of Section 422 of the Code); and provided that (1) the option price per share shall not be less than the greater of (a) the fair market value of a share of Hub Group common stock on the date the option is granted or
(b) the par value of a share of Hub Group common stock on such date, and (2) each option must expire not later than 10 years after the date of grant. Generally, no option may be exercised by a participant prior to the date the participant completes one continuous year of employment with the Company or a related company after the date as of which the option is granted (provided that the Committee may permit earlier exercise following the participant's termination of employment by reason of death or disability). The exercise of any option will result in the surrender of any SARs granted in tandem therewith.

         If a participant elects to exercise an option by paying all or a portion of the purchase price in common stock, as permitted and in accordance with the terms of the Plan, then such participant may, in the Committee's discretion, be issued a new option to purchase additional shares of common stock equal to the number of shares of common stock surrendered to the Company in such payment. Such new option shall have a purchase price equal to the fair market value per share on the date such new option is granted, shall first be exercisable six months from the date of grant of the new option and shall have an expiration date on the same date as the expiration date of the original option so exercised by payment of the purchase price in shares of common stock.

         The Committee may award dividend equivalents with respect to non-qualified stock options and, subject to the limitations of the Code, with respect to incentive stock options. The award of dividend equivalents shall permit the participant to earn an amount equal to the dividends payable with respect to the number of shares of common stock subject to the option for the period the option is outstanding and unexercised. The right to payment of such earned dividends shall be subject to such restrictions and limitations as may be imposed by the Committee.

STOCK OPTIONS AWARDED TO PARTICIPANTS WHO ARE ELIGIBLE DIRECTORS

         The Board may award non-qualified stock options pursuant to the Plan to participants who are Eligible Directors. Generally, the terms of such non-qualified stock options are determined by the Board, subject to the same terms and conditions described above with respect to stock options awarded to participants who are employees.

         In addition to discretionary stock option grants, each Director who is an Eligible Director shall be granted an option to purchase 12,000 shares of Hub Group common stock (the "Eligible Director Award") as of the first business day immediately following the date he becomes an Eligible Director, provided that he has not previously received an Eligible Director Award under this Plan or a comparable provision under any other Hub Group plan or any plan of a related company. Generally, a Director may not receive more than one Eligible Director Award. Eligible Directors who have been granted an automatic award under a prior plan which is outstanding on April 4, 2002, however, will receive an automatic grant of an option to purchase 12,000 shares of Hub Group Common Stock as of the date the prior awards vests (provided the Eligible Director's service has not terminated at that time).

         An option awarded as an Eligible Director Award is not intended to satisfy the requirements applicable to an "incentive stock option" as described in section 422(b) of the Code. The option price per share of an option granted as an Eligible Director Award shall not be less than the greater of (a) the fair market value of a share of Hub Group common stock on the date the option is granted or (b) the par value of a share of Hub Group common stock on such date. Generally, the option shall be first exercisable with respect to each 1/3 of the number of shares of common stock subject to the option on the date of each of the first, second and third annual anniversaries of the date as of which the option is granted, respectively, but only if the participant continues to serve as a Director until such annual anniversary (or is employed by the Company or any related company until such anniversary). Notwithstanding the foregoing, 100% of the option will become fully exercisable on the date the participant ceases to be a Director if such cessation occurs by reason of the participant's death or disability. The option will not be exercisable after the earliest to occur of
(a) the ten-year anniversary of the date on which the option was granted; (b) the one-year anniversary of the date an Eligible Director ceases to be a Director after attaining age 65 or as a result of death or disability; and (c) the three-month anniversary of the date an Eligible Director ceases to be a Director prior to age 65 for a reason other than death or disability (the "Expiration Date"). The option will not be exercisable after the Expiration Date applicable to that option, and all rights to purchase shares of common stock pursuant to the option shall cease as of the option's Expiration Date. A participant shall not be permitted to exercise the option after the participant ceases to be a Director except to the extent that the option is exercisable immediately prior to such cessation; provided that, if, at the time a participant ceases to be a Director, he is employed by the Company or a related company, then the date of his subsequent termination of employment with the Company or a related company, rather than the date he ceases to serve as a Director, will be used to determine whether the Expiration Date occurs prior to the tenth anniversary of the date the option was granted.

STOCK APPRECIATION RIGHTS

         The Committee may award SARs in connection with all or any portion of a previously or contemporaneously granted option or not in connection with an option, in such number and on such terms as the Committee may decide. If an SAR is granted in connection with an option, then in the discretion of the Committee, the SAR may, but need not, be granted in tandem with the option. The SAR must expire no later than 10 years after the date of grant, or if granted in tandem with an option, the expiration date of the related option. Generally, no SAR may be exercised by a participant prior to the date the participant has completed one continuous year of employment with the Company after the date as of which the SAR is granted (provided that the Committee may permit earlier exercise following the participant's termination of employment by death or disability). An SAR entitles the participant to receive the amount by which the fair market value of a specified number of shares on the exercise date exceeds a specified price, which price shall not be less than 100% of the fair market value of a share of Hub Group common stock at the time the SAR is granted, or if granted in tandem with an option, the exercise price with respect to shares under the tandem option. Such amount shall be payable in Hub Group common stock, in cash, or in a combination thereof, as determined by the Committee. The exercise of an SAR will result in the surrender of corresponding rights under the tandem option.

         The Committee may award dividend equivalents with respect to SARs. The award of dividend equivalents shall permit the participant to earn an amount equal to the dividends payable with respect to the number of shares of Stock that are subject to the SARs for the period the SARs are outstanding and unexercised. The right to payment of such earned dividends shall be subject to such restrictions and limitations as may be imposed by the Committee.

RESTRICTED STOCK

         The Committee may award to participants shares of Hub Group common stock which are subject to certain restrictions as may be determined by the Committee ("Restricted Stock"); provided that Restricted Stock awarded under the Plan may not be sold, assigned, transferred, pledged or otherwise encumbered for a period of not less than one year after the time of the grant of such shares (the "Restricted Period"); and provided further that a participant who terminates employment prior to the end of the Restricted Period will forfeit all shares of Restricted Stock that remain subject to restrictions. The Committee may, in its discretion, at any time after the date of the award of Restricted Stock, adjust the length of the Restricted Period to account for individual circumstances of a participant or group of participants, but in no case shall the length of the Restricted Period be less than one year.

PERFORMANCE UNITS

         The Committee may award performance units to participants under the Plan, subject to such conditions and restrictions as may be determined by the Committee. The award of performance units entitles the participant to receive value for the units at the end of a performance period to the extent provided under the award. The number of units earned, and value received for them, will be contingent on the degree to which the performance measures established at the time of the initial award are met.

         The Committee shall designate the participants to whom performance units are to be granted, the term of the performance period, and other terms and conditions of the award. The Committee will compare the actual performance to the performance measures established for the performance period and determine the number of units to be paid and their value. Payment for units earned shall be wholly in cash, wholly in common stock or in a combination of the two, in a lump sum or installments, and subject to vesting requirements and such other conditions as the Committee shall determine. The Committee will determine the number of earned units to be paid in cash and the number to be paid in common stock. For performance units valued when granted in shares of common stock, one share of common stock will be paid for each unit earned, or cash will be paid for each unit earned equal to either (a) the fair market value of a share of common stock at the end of the performance period or (b) the value of the common stock determined based on the average fair market value for a number of days determined by the Committee. For performance units valued when granted in cash, the value of each unit earned will be paid in its initial cash value, or shares of common stock will be distributed based on the cash value of the units earned divided by (a) the fair market value of a share of common stock at the end of the performance period or (b) the value of a share of common stock determined based on the average fair market value for a number of days determined by the Committee.

         If a participant's termination of employment occurs during a performance period with respect to any performance shares granted to him, the Committee may determine that the participant will be entitled to receive all or any portion of the performance shares that he would otherwise receive, and may accelerate the determination and payment of the value of such performance shares or make such other adjustments as the Committee, in its sole discretion, deems desirable.

U.S. FEDERAL INCOME TAX CONSEQUENCES

         A participant who has been granted an incentive stock option will not realize taxable income and the Company will not be entitled to a deduction at the time of the grant or exercise of such option. If the participant makes no disposition of shares acquired pursuant to an incentive stock option within two years from the date of grant of such option, or within one year of the transfer of the shares to the participant, any gain or loss realized on a subsequent disposition of such shares will be treated as a capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for Federal income tax purposes. If the holding period requirements are not satisfied, the participant will generally realize ordinary income at the time of disposition in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price or (ii) the excess of the amount realized upon disposition of the shares, if any, over the option price, and the Company will be entitled to a corresponding deduction. In addition, the participant may be required to pay an alternative minimum tax on the amount of his tax preference items, if such tax exceeds the tax otherwise due, which amount of minimum tax paid may be available as a credit in future years to reduce subsequent tax liability. The exercise of an incentive stock option will generally result in an increase to alternative minimum taxable income, the basis on which the alternative minimum tax is computed, by the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price.

         A participant will not realize taxable income at the time of the grant of a non-qualified option. Upon exercise, however, of such non-qualified stock option, the participant will realize ordinary income in an amount measured by the excess, if any, of the fair market value of the shares on the date of exercise over the option price, and the Company will be entitled to a corresponding deduction. Upon a subsequent disposition of such shares, the participant will realize short-term or long-term capital gain or loss, with the basis for computing such gain or loss equal to the option price plus the amount of ordinary income realized upon exercise.

         A participant will not realize taxable income at the time of the grant of a stock appreciation right. Upon exercise, however, the participant will realize ordinary income measured by the difference between the fair market value of the common stock of the Company on the applicable date of grant and the fair market value of such stock on the date of exercise. The Company will be entitled to a corresponding deduction in the year of exercise.

         A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for Federal income tax purposes. Upon the vesting of shares subject to an award, the participant will realize ordinary income in an amount equal to the fair market value of the shares at such time, and the Company will be entitled to a corresponding deduction. Dividends paid to the participant during the restriction period will also be compensation income to the participant and deductible as such by the Company. The participant may elect to be taxed at the time of grant of a restricted stock award on the then fair market value of the shares, in which case (i) the Company will be entitled to a deduction at the same time and in the same amount, (ii) dividends paid to such holder during the restriction period will be taxable as dividends to such holder and not deductible by the Company, and (iii) there will be no further tax consequences when the restrictions lapse. If a participant who has made such an election subsequently forfeits the shares, he will not be entitled to any deduction or loss. The Company, however, will be required to include as ordinary income the lesser of the fair market value of the forfeited shares or the amount of the deduction originally claimed with respect to the shares.

         A participant who has been granted performance units will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. The participant will have compensation income at the time of payment, and the Company will have a corresponding deduction.

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


PAYMENT OF OPTION PRICE WITH SHARES OF COMPANY COMMON STOCK

         Under proposed regulations, the exercise of an incentive stock option through the exchange of previously acquired stock will generally be treated as a non-taxable, like-kind exchange as to the number of shares given up and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gains purposes, the same holding period as the shares which are given up. However, such holding period will not be credited for purposes of the one-year holding period required for the new shares to receive incentive stock option treatment. Shares received upon such an exchange which are in excess of the number of shares given up will have a new holding period and, if cash was paid in addition to the shares exchanged, a basis equal to the amount of such cash. If a disqualifying disposition (a disposition before the end of the applicable holding period) occurs with respect to any of the shares received from the exchange, it will be treated as a disqualifying disposition of the shares with the lowest basis.

         If the exercise price of an incentive stock option is paid with shares of stock of the Company acquired through a prior exercise of an incentive stock option, gain will be realized on the shares given up (and will be taxed as ordinary income) if those shares have not been held for the minimum holding period (two years from the date of grant and one year from the date of transfer), but the exchange will not affect the tax treatment, as described in the immediately preceding paragraph, of the shares received.

         The exercise of a non-qualified stock option through the delivery of previously acquired stock will generally be treated as a non-taxable, like-kind exchange as to the number of shares surrendered and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gains purposes, the same holding period as the shares which are given up. The value of the shares received upon such an exchange which are in excess of the number given up will be taxed to the participant at the time of the exercise as ordinary income. The excess shares will have a new holding period for capital gains purposes and a basis equal to the value of such shares determined at the time of exercise.

WITHHOLDING OF TAXES

         The Company may deduct, from any payment under the Plan, the amount of any tax required by law to be withheld with respect to such payment, or may require the participant to pay such amount to the Company prior to, and as a condition of, making such payment. The use of shares of Company common stock to satisfy any withholding requirement will be treated, for federal income tax purposes, as a sale of such shares for an amount equal to the fair market value of the stock on the date when the amount of taxes to be withheld is determined. If previously owned shares of Company common stock are delivered by a participant to satisfy a withholding requirement, the disposition of such shares may result in the recognition of gain or loss by the participant for tax purposes.

LIMITATIONS ON DEDUCTIONS

         The Company income tax deduction for awards under the Plan may be unavailable if (i) the award is in excess of reasonable compensation, (ii) the award fails to satisfy the requirements of section 162(m) of the Code that compensation in excess of $1 million be performance-based, and (iii) the award constitutes an excess parachute payment under section 280G of the Code.

OTHER INFORMATION

         Approval of the Plan will require the affirmative vote of the holders of shares having a majority of the votes present in person or represented by proxy at the Annual Meeting, provided a quorum is present, with the result that shares which abstain from voting would count as votes against the Plan and broker non-votes would have no effect on the outcome.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

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

                              CERTAIN TRANSACTIONS

         Mr. David P. Yeager is the owner of 20% of the Class A membership interest of SmartOffices Services, LLC ("SmartOffices"). SmartOffices is in the business of selling office supplies to various companies. The Company spent $334,200 buying various office supplies from SmartOffices in 2001.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has not yet selected its independent accountant for 2002. Representatives of the Company's current independent accountants, Arthur Andersen LLP, will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

AUDIT FEES

         Fees billed to the Company by Arthur Andersen LLP for the most recent fiscal year for professional services rendered for the audit of the Company's annual financial statements and the review of the financial statements including in its quarterly reports were $412,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         There were no fees billed to the Company by Arthur Andersen LLP for the most recent fiscal year for professional services rendered for financial information systems design and implementation.

ALL OTHER FEES

         Fees billed to the Company by Arthur Andersen LLP for the most recent fiscal year for professional services rendered for all other services were $187,000.

                           PROXY SOLICITATION EXPENSE

         The expense of any proxy solicitation will be paid by the Company. In addition to the solicitation of proxies by use of the mails, solicitation also may be made by telephone, telegraph or personal interview by directors, officers, and regular employees of the Company, none of whom will receive additional compensation for any such solicitation. The Company will, upon request, reimburse brokers, banks, and similar organizations for out-of-pocket and reasonable clerical expenses incurred in forwarding proxy material to their principals.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders must be received in writing by the Secretary of the Company at the principal executive offices of the Company no later than December 13, 2002, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the next annual meeting of stockholders.

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

         The Company anticipates that its next annual meeting of stockholders will be held in May 2003. If a stockholder desires to submit a proposal for consideration at the next annual meeting of stockholders, written notice of such stockholder's intent to make such a proposal must be given and received by the Secretary of the Company at the principal executive offices of the Company either by personal delivery or by United States mail no earlier than February 20, 2003 nor later than March 22, 2003. Each notice must describe the proposal in sufficient detail for the proposal to be summarized on the agenda for the annual meeting of stockholders and must set forth: (i) the name and address, as it appears on the books of the Company, of the stockholder who intends to make the proposal; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to present such proposal; and (iii) the class and number of shares of the Company which are beneficially owned by the stockholder. In addition, the notice must set forth the reasons for conducting such proposed business at the annual meeting of stockholders and any material interest of the stockholder in such business. The presiding officer of the annual meeting of stockholders will, if the facts warrant, refuse to acknowledge a proposal not made in compliance with the foregoing procedure, and any such proposal not properly brought before the annual meeting of stockholders will not be considered.


                                   By order of the Board of Directors,



                                   DAVID C. ZEILSTRA
                                   Vice President, Secretary and General Counsel

Lombard, Illinois
April 12, 2002


EACH STOCKHOLDER, WHETHER OR NOT HE OR SHE EXPECTS TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, IS REQUESTED TO MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. A STOCKHOLDER MAY REVOKE HIS OR HER PROXY AT ANY TIME PRIOR TO VOTING.

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